                         EXECUTIVE EMPLOYMENT AGREEMENT

         This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the date set forth below (hereinafter referred to as the "Effective Date") by and between INET TECHNOLOGIES, INC., (the "Company"), and LUIS PAJARES (the "Executive") (collectively, the "Parties").

                                   WITNESSETH:

         WHEREAS, the Executive has considerable experience, expertise and training in management related to the types of services offered by the Company; and

         WHEREAS, the Company has agreed to employ Executive, and Executive has agreed to be employed by the Company, subject to and on the terms and conditions set forth herein; and

         WHEREAS, both the Company and the Executive have read and understood the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review the Agreement with their respective legal counsel.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement, the Company and the Executive, intending to be legally bound hereby, agree as follows:

         1. EMPLOYMENT. Subject to the terms and conditions hereinafter set forth, the Company hereby agrees to employ the Executive in the position of Senior Vice President of Sales and Marketing, reporting directly to the President and CEO and the Executive hereby accepts such employment.

         2. TERM. This Agreement shall continue in full force and effect for a period of two (2) years, or until terminated by one of the Parties in accordance with Section 8. Such term shall be referred to as the "Term of Employment". Upon the expiration of the initial two (2) year term, this Agreement shall automatically renew for one (1) additional year, unless terminated by one of the Parties in accordance with Section 8.

         3. DUTIES AND AUTHORITY.

        (a) During the Term of Employment, the Executive shall render his services to the Company as the Company's Senior Vice President of Sales and Marketing. During the Term of Employment, the Executive shall devote substantially all of his business time, efforts and entire energy and skill to the business of the Company and will promote the interests of the Company, in accordance with the reasonable directions and orders of the Chief Executive Officer ("CEO"). Any such duties, powers and authority shall not violate any federal, state or local laws or regulations.

         4. COMPENSATION.

         (a) Base Salary. In consideration of the services to be rendered by the Executive pursuant to this Agreement, including, without limitation, any services which may be rendered by the Executive as an officer, director or member of any committee of the Company or any direct or indirect subsidiary of the Company, the Company shall pay or cause to be paid to the Executive during the Employment Term, and the Executive shall accept, a starting annual compensation at the rate of one hundred sixty-eight thousand dollars ($168,000.00) per annum. The Company's obligation to pay Base Salary shall begin to accrue on the Commencement Date (which is defined as the 1st day on which Executive begins active employment with the Company), and Base Salary shall be

EXECUTIVE EMPLOYMENT AGREEMENT - PAGE 1
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payable in accordance with the Company's standard payroll practices which are in effect from time to time during the Employment Term. The Executive's Base Salary shall be subject to all applicable withholding and other taxes.

         (b) Variable Compensation. In addition to the Base Salary, during the Employment Term, the Executive shall be eligible for an annual additional compensation (the "Variable Compensation"). The target amount of the Variable Compensation payable to the Executive shall be one hundred fifty thousand dollars ($150,000.00) per year.

         (c) Special Bonus. The Company agrees that the Executive shall be paid a one-time lump sum bonus of one hundred forty four thousand dollars ($144,000.00) no later than October 1, 1999, provided Executive has not terminated this Agreement before that date in accordance with the terms of
Section 8.

         5. EMPLOYMENT BENEFITS. During the Employment Term, and as may otherwise be provided below, the Executive shall be entitled to participation in all vacation and fringe benefit programs and plans established by the Company for executives of the Company.

         6. OPTION GRANTS. The Executive shall be entitled to a grant of options to purchase shares of the Company's Common Stock, (the "Option") under the following terms:

         (a) Grant of Options. The Company agrees to grant the Executive an Option to purchase from the Company an aggregate of two hundred thousand (200,000) shares of the Common Stock, under the Company's 1998 Stock Option / Stock Issuance Plan. The Grant Date for purposes of this Option shall be the date on which the Executive begins his employment with the Company.

         (b) Vesting and Exercise of Options. The Executive shall have the right to exercise the Option with respect to all or part of any portion of the non qualified Option Stock that has vested in accordance with the following schedule, immediately upon its vesting:

             (1) On [[January 1, 2000]], provided Executive is still employed by the Company, the Executive's Option to purchase twenty-five thousand (25,000) shares of the non qualified Option Stock, shall vest.

             (2) On [[August 31, 2000]], provided Executive is still employed by the Company, the Executive's Option to purchase twenty-five thousand (25,000) shares of the non qualified Option Stock, shall vest.

             (3) On [[August 31, 2001]], provided Executive is still employed by the Company, the Executive's Option to purchase twenty-five thousand (25,000) shares of the non qualified Option Stock, shall vest.

             (4) On [[August 31, 2002]], provided Executive is still employed by the Company, the Executive's Option to purchase twenty-five thousand (25,000) shares of the non qualified Option Stock, shall vest.

             (5) In the event that a Change of Control (as defined in Section 13 of this Agreement) occurs at any time during the Executive's employment, the Executive's Option to purchase all two hundred thousand (200,000) shares of the Option Stock shall immediately vest, notwithstanding the provisions of clauses (1) through (4) of this subsection (b), above.

EXECUTIVE EMPLOYMENT AGREEMENT - PAGE 2
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         (c) Status of the Executive. The Executive shall not be considered a stockholder of the Company with respect to any shares of stock subject to these Options, except to the extent that the shares of Option Stock have been purchased by and transferred to the Executive.

                  (d) Other Option Provisions. Except as otherwise provided herein, the terms of Options shall be governed by the Company's Stock Option Plan in effect on the Effective Date and the terms of the stock option agreement governing such grant.

         7. EXPENSES. During the Employment Term, the Company shall reimburse the Executive, upon presentation of proper vouchers or receipts, for all reasonable travel, entertainment and other out-of-pocket expenses reasonably and appropriately incurred by the Executive in the performance of his duties hereunder in accordance with the Company's travel and business expense policy.

         8.       TERMINATION.

         (a) Any termination of the Executive's employment by the Company or the Executive pursuant to subsections 8(b), (c), (d) or (e) shall be communicated by a written notice (a "Termination Notice") to the Executive or the Company, as applicable, in accordance with Section 12 hereof. For purposes of this Agreement, a "Termination Notice" shall mean a notice which is based upon and shall indicate the termination provision relied upon in this Agreement, as well as the effective date of such termination (the "Termination Date") and, except for termination under subsection 8(c), shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Provided that the Company does not violate any term of this Agreement or applicable law, this Agreement provides the exclusive remedies and exclusive severance pay for any termination of the Executive, and if the employment of the Executive is terminated, the Company shall have no further obligations except as expressly provided under this Agreement, or as otherwise provided by law. As a condition to receiving any payments upon or after termination for any cause (other than amounts, if any, due for past services, or other than the payment of amounts accrued and unpaid under Section 4 hereof through the Termination Date), the Executive must release the Company from all potential claims for the payment of monies which may be due under this Agreement.

         (b)     Cause.

                  (i) The Company may, at any time, and in its sole discretion, terminate the employment of the Executive hereunder for Cause. For purposes of this Agreement, "Cause" means the Executive's (1) substantial and material violation of the policies or procedures of the Company or any of its Affiliates; (2) willful and reckless failure to perform the duties or responsibilities set forth under Section 3 of this Agreement; (3) gross insubordination or recklessly and intentionally taking of any action in conflict with the interests and objectives of the Company or any of its Affiliates; (4) commission of a fraudulent or dishonest act in connection with his employment with the Company or any of its Affiliates; or (5) plea of guilty or nolo contendere to or conviction of any felony or an act of moral turpitude.

                  (ii) If the employment of the Executive hereunder is terminated pursuant to this subsection 8(b), the Company shall have no further obligations to the Executive hereunder after the Termination Date other than the payment of Base Salary accrued and unpaid under
         Section 4 hereof through the Termination Date, or except as otherwise provided by law.

         (c) Termination Without Cause. At any time after the initial year of the term of this Agreement, in the event the Company desires to terminate the employment of the Executive hereunder for actions other than Cause, or for any or no reason, ("without cause"), by delivery to him of a Termination Notice, such termination shall be

EXECUTIVE EMPLOYMENT AGREEMENT - PAGE 3
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effective thirty (30) days after the date of the Termination Notice; provided however, the Company shall be required to pay the Severance Pay to Executive, as defined in and according to the terms of Section 8(h) below.

         (d) Resignation. The Executive shall be entitled to terminate this Agreement at any time, for any reason, by providing the Company with a written Notice of Resignation at least thirty (30) days prior to his intended resignation date.

         (e) Disability

             (i) In the event that the CEO, acting reasonably and in good faith, determines that the Executive is incapacitated by reason of a physical or mental illness which is long-term in nature and which prevents the Executive from performing the essential functions of his position, with reasonable accommodation, and the CEO has been advised in writing by the Company's physician, following a physical examination, that such incapacity can reasonably be expected to prevent the Executive from performing the essential functions of his position for a period of at least six (6) months in any twelve (12) month period, the CEO may terminate the Executive's employment hereunder; provided however, the Company shall be required to pay the Severance Pay to Executive, as defined in and according to the terms of Section 8(h) below. The Company may require the Executive to have the physical examination described in the preceding sentence at any time but only for the sole and limited purpose of determining whether or not the Executive has a long-term disability, and the Executive agrees to submit to such examination no later than ten (10) days after receiving written notification from the Company.

             (ii) If the employment of the Executive hereunder is terminated pursuant to this subsection 8(e)(i) because of a long-term disability, the Executive shall receive the Severance Pay in accordance with Section 8(h), as well as payments pursuant to the Company's disability policy which is in effect for executives of the Company, Base Salary and Variable Compensation earned through the Termination Date. If the employment of the Executive hereunder is terminated pursuant to this paragraph 8(e)(i), the Company shall have no further obligations hereunder except as expressly provided under this paragraph 8(e)(i), or as otherwise provided by law.

             (iii) Upon the termination of this Agreement by reason of the Executive's disability, such termination shall not terminate or adversely affect any rights of the Executive then vested or accrued under any disability or other fringe benefit program of the Company then in effect. During the period of the Executive's disability prior to the termination of this Agreement, the Executive shall be entitled to receive any disability benefits provided by the Company as part of its short term or long term disability plan, if any.

             (iv) The Executive represents to the Company that, as of the date of this Agreement, to the best of his knowledge, he is in good health and is not aware of any health condition that is likely to lead to a temporary or long-term disability within the Employment Term.

         (f) Death. If the Executive dies during the Employment Term, the employment of the Executive hereunder shall terminate immediately upon his death. If the employment of the Executive hereunder is terminated pursuant to this subsection 8(f), the Company shall have no further obligations hereunder after the date of death other than the payment to the Executive's estate, legal representatives, heirs, successors, assigns or other beneficiaries of Base Salary and Variable Compensation accrued and unpaid under Section 4 through the Termination Date. If the employment of the Executive is terminated pursuant to this subsection 8(f), the Company shall have no further obligations hereunder except as expressly provided under this subsection 8(f), or as otherwise provided by law.

EXECUTIVE EMPLOYMENT AGREEMENT - PAGE 4
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         (g) Voluntary Termination. If the Executive voluntarily terminates his employment hereunder, the Company shall have no further obligations to the Executive hereunder after the Termination Date other than the payment of Base Salary and any Variable Compensation accrued and unpaid under Section 4 hereof through the Termination Date, except as required by law.

         (h) Severance Pay. If, pursuant to this Agreement, Executive is to be paid Severance Pay, then the Company shall pay to the Executive, in a lump sum cash payment within five (5) days after Executive's execution of a valid release as set forth in Section 8(a) above, the following (the "Severance Amount"):

             (i) Executive's earned but unpaid Base Salary through the Termination Date;

             (ii) A prorated amount of Base Salary as in effect immediately prior to the date of termination, but without regard to any compensation deferral election under any plan, program or arrangement, qualified or nonqualified, maintained or contributed to by the Company, including but not limited to a cash-or-deferred arrangement described in Section 401(k) of the Internal Revenue Code of 1986, as amended, (the "Code") a cafeteria plan describe in Code Section 125 or a nonqualified deferred compensation plan. This portion of the Severance Amount (the "Prorated Amount") will be computed as follows:

                   (a) In the event the Company terminates the Executive's employment pursuant to the terms of Sections 8(c) or 8(e) during the first twelve months of Executive's employment, the Prorated Amount shall be the equivalent of twelve months' Base Salary.

                   (b) In the event the Company terminates the Executive's employment pursuant to the terms of Sections 8(c) or 8(e) after the first twelve months of Executive's Employment, the Prorated Amount shall be the equivalent of one month's Base Salary for every month remaining between the Termination Date and August 31st, 2001, but in no event shall be less than six months' Base Salary.

             (iii) Variable Compensation in an amount equal to one hundred fifty thousand dollars ($150,000) less any Variable Compensation amounts paid during the same calendar year.

             (iv)  Outplacement benefits at a maximum Company cost of $15,000;
                   and

             (v) In addition, Executive will be entitled to twelve (12) calendar months of continued medical coverage according to the same terms to which he was entitled to medical coverage on the date immediately preceding the termination.

         9.  DISCLOSURE OF INFORMATION.

         (a) The Executive shall not, during or after the Employment Term, disclose any confidential or proprietary information of the Company or any of its affiliates to any person, firm, company, association, limited liability company, or other entity for any reason or purpose whatsoever, except in the performance of the duties assigned to the Executive in this Agreement, nor shall the Executive make use of any such confidential or proprietary information for his own purpose or for the benefit of any person, firm, limited liability company, company or other entity, except the Company or any of its affiliates. The term "confidential or proprietary information" means all information which relates to the business of the Company, which is or has been disclosed

EXECUTIVE EMPLOYMENT AGREEMENT - PAGE 5
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to the Executive orally or in writing by directors, employees, former employees, consultants or others in a confidential relationship with the Company or obtained by virtue of work performed for the Company or any of its affiliates, and is developed by the Company or any of its affiliates or was developed by the Company or any of its affiliates, including, without limitation, trade secrets, research and development activities, computer or software or software concepts in development, books and records, customer lists, vendor lists, suppliers, distribution channels, pricing information and private processes.

         (b) The Company and the Executive acknowledge that the term "confidential or proprietary information" shall not include information (1) that is or becomes generally available to the public (other than as a result of an unauthorized disclosure by the Executive), (2) which must be disclosed by law but only to the extent necessary to comply with such law, (3) is received from a third party having the right to make disclosure thereof, (4) that is in the Executive's possession prior to its disclosure to him by the Company; or (5) is approved for release by written authorization of the Company. Additionally, the Company and the Executive acknowledge that the term "confidential or proprietary information" does not include the general knowledge, experience, memory, and skill acquired by the Executive or the general "know-how" information acquired by the Executive during the course of his service for the Company.

         (c) The Executive acknowledges that disclosure of, or any contravention of this Section 9, regardless of the materiality of such disclosure or contravention, may result in immediate, direct, irreparable and substantial damage to the Company for which a remedy at law may not be sufficient and therefore, the Company shall be entitled to apply for injunctive relief and/or specific performance by any court of competent jurisdiction, in addition to any other rights or remedies it might have at law or equity.

         10.     NON-COMPETITION.

         (a) Executive acknowledges that, in exchange for the execution of the noncompetition restriction set forth below in this Section 10, Executive has received or will receive substantial, valuable consideration, including the consideration set forth in Sections 2, 4,5,6 and 8, as well as access to confidential information as defined in Section 9 and/or specialized training. Executive agrees that this consideration constitutes fair and adequate consideration for the execution of the non-competition restriction set forth in this Section 10.

         (b) During the Employment Term and thereafter, until the end of a period of twelve months commencing on the Termination Date (the
"Non-Competition Period"), the Executive agrees that, without the prior written consent of the Company:

                 (i) Executive will not, either alone or with others, as principal, agent, partner, investor, lender, guarantor, lessor, sublessor, distributor, promoter or advertiser, or in any other capacity, carry on, be engaged in, or have any interest or otherwise be connected or affiliated or associated with or assist any corporation, partnership, limited liability company or partnership, proprietorship, firm, association or other entity which is engaged in any manner in, or otherwise competes with, the Company (including, without limitation, any strategic plans) in the business field, products or services of the kind and character in which Executive was engaged, either directly or indirectly, on behalf of the Company. The restriction herein contained shall be limited in geographical scope to each of the geographical areas in the United States in which the Company conducts business, provides services or sells products at any time during Executive's employment, which the Parties hereto acknowledge is national in scope; and

                 (ii) Executive shall not, directly or indirectly, solicit, employ or otherwise engage or assist, as an employee, independent consultant or otherwise, in the solicitation, employment or engagement of any person who is an employee of the Company or any affiliate of the Company, or in any manner induce or attempt to induce any employee of the Company to terminate his or her employment with the

EXECUTIVE EMPLOYMENT AGREEMENT - PAGE 6
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         Company. For purposes of this covenant, "an employee of the Company"
         shall refer to employees who are still actively employed by, or doing business with, the Company at the time of the attempted solicitation, employment or engagement. Additionally, the Executive shall not tortiously interfere with the relationship of the Company with any person who is a customer, vendor, supplier or consultant of or to the Company. For purposes of this covenant, "a customer, vendor, supplier or consultant of or to the Company" shall refer to customers, vendors, suppliers or consultants who are still actively doing business with or serving the Company at the time of the attempted interference.

         (c) The Executive and the Company agree that, if, in the opinion of any court of competent jurisdiction, the covenants of non-competition and non-solicitation are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

         (d) The Executive acknowledges that disclosure of, or any contravention of this Section 10, regardless of the materiality of such disclosure or contravention, may result in immediate, direct, irreparable and substantial damage to the Company for which a remedy at law may not be sufficient and, therefore, the Company shall be entitled to apply for injunctive relief and/or specific performance by any court of competent jurisdiction, in addition to any other rights or remedies it might have at law or equity.

         REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE. The Executive hereby represents and warrants to the Company that (a) neither the execution of this Agreement by the Executive nor the performance by the Executive of any of his obligations or duties hereunder will conflict with or violate or constitute a breach of the terms of any employment or other agreement to which the Executive is a party or by which the Executive is bound, and (b) the Executive is not required to obtain the consent of any person, firm, company, limited liability company or other entity in order to enter into this Agreement or to perform any of his obligations or duties hereunder.

         11. NOTICES. Any notice, request, information or other document (a "Notice") to be given under this Agreement to any party by any other party shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid certified, registered or express mail, or if transmitted by facsimile machine addressed as follows:

         If to the Company:

                  Inet Technologies, Inc.
                  1225 West 15th Street, Suite 600
                  Plano, Texas 75075-7270
                  Attn.: President

         If to the Executive:

                  Luis Pajares
                  317 Brock Street
                  Coppell, TX 75019

or to such other address as a party hereto may hereafter designate in the same manner provided in this Section. Any notice delivered to the party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address, provided that, if such day is not a day on which the banks in New York, New York are open for business (a "business day"), then the notice shall be deemed to have been given and received on the next business day. Any notice sent by prepaid registered mail shall be deemed to have been given and received on the fifth business day following the date of mailing. Any notice transmitted by

EXECUTIVE EMPLOYMENT AGREEMENT - PAGE 7
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facsimile or other form of recorded communication shall be deemed to have been given and received on the first business day after its transmission.

         12. CHANGE IN CONTROL. If the Company should undergo a "Change in Control" as defined in this section, the parties agree as follows:

         (a) Compensation. In the event that this Agreement is terminated at any time within two (2) years after the date of a Change in Control, as defined in this section, by the Company communicating a Notice of Termination Without Cause, the Company agrees to pay the Executive the Severance Pay required to pursuant to Section 8(h). These payments shall be made within thirty (30) days after the effective date of termination. Further, in the event Executive desires to terminate his employment for "Good Reason" as herein defined, by reason of a Change of Control, Executive shall be paid the Severance Pay required pursuant to Section 8(h). The term "Good Reason" shall mean (i) the demotion (i.e. reassignment to a position of materially lesser rank or status), (ii) substantial reduction in annual Base Salary, (iii) reduction in benefits (unless such reduction is made uniformly in a plan of general application to all of the Company's substantially similar employees), or (iv) reassignment to a location that is more than fifty (50) miles from the Executive's then current residence without his consent.

         (b) Benefits. In addition, Executive will be entitled to twelve (12) calendar months of continued medical coverage according to the same terms to which he was entitled to medical coverage on the date immediately preceding the Change in Control, as well as the other benefits required pursuant to
Section 8(h).

         (c) Definitions. For purposes of this Agreement, a "Change in Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

             (i) a merger, consolidation or reorganization approved by the Company's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction,

             (ii) any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

             (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board of Directors recommends such stockholders to accept.

         13. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the Company and the Executive with respect to the employment of the Executive and supersedes all prior negotiations and understandings between the Company and the Executive with respect to the employment of the Executive by the Company. This Agreement may not be amended or modified except by a written instrument signed by the Company and the Executive.

         14. SEVERABILITY. In the event any one or more provisions of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision or part of such provision,

EXECUTIVE EMPLOYMENT AGREEMENT - PAGE 8
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and shall not affect the validity or enforceability of the other provisions hereof and the remaining part of such provision and all other provisions shall remain in full force and effect.

         15.      APPLICABLE LAW: SUBMISSION TO ARBITRATION.

         (a) Applicable Law. This Agreement and the rights, obligations and relations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Texas without regard to the rules thereof relating to conflict of laws. However, both Parties acknowledge that
Section 16(b) is governed by the Federal Arbitration Act and to the extent that it is inconsistent with Texas law, it will supercede Texas law relating to the arbitrability of any disputes.

         (b)   Arbitration.

                  (i) Any disputes between the Parties including statutory and/or common law tort claims, other than disputes relating to the operation of and the enforcement of Sections 9 and 10 hereof, which cannot be resolved by negotiation between the parties hereto, shall be submitted to, and determined by, arbitration in Dallas, Texas in accordance with the rules of the American Arbitration Association ("AAA") and the provisions of this Section 16, and the parties hereto agree to be bound by the final award of the arbitrator in any such proceeding. Notwithstanding the foregoing, the Executive and the Company acknowledge that claims for workers' compensation or unemployment compensation benefits are not covered by this Agreement. Moreover, the Executive and the Company further acknowledge that this Section shall not prohibit the Executive from filing a charge or complaint with any governmental agency.

                  (ii) Either party may initiate an arbitration proceeding by delivery of written notice to the other party hereto. Resolution of such dispute shall be resolved by a majority vote of a panel of three arbitrators. Within 30 days after giving or receiving a demand for arbitration, the Company and the Executive shall each select one arbitrator. Such arbitrators shall be freely selected and the parties shall not be limited in their selection to any prescribed list. The arbitrators chosen by the Company and the Executive shall, by mutual consent, select the third arbitrator.

                  (iii) The decision of the arbitrators shall be in writing and presented in separate findings of fact and law. The award of the arbitrators shall be final and binding on the parties from which no appeal maybe taken and an order confirming the award or judgment upon the award may be entered into in any court having jurisdiction there over.

                  (iv) Prior to the appointment of the arbitrator, the Company or the Executive may seek provisional remedies, including, without limitation, temporary restraining orders and preliminary injunctions. After the appointment of the arbitrators, the arbitrators shall have sole authority to grant such provisional remedies as the arbitrators, in their sole discretion, deem necessary or appropriate.

                  (v) The arbitrators shall have the authority to award any relief permitted by relevant federal or state statute, including, without limitation, back wages, front wages, actual damages, compensatory damages, punitive damages, attorneys' fees, and costs associated with the arbitration proceeding. The arbitrators, in the award, may assess the fees and expenses of the arbitrators and of the arbitration proceeding and the witness and attorney's fees of the parties or any part thereof, against either the Company or the Executive or both of them, taking into account the circumstances of the case. Except as assessed by the arbitrators in the award, the Company and the Executive shall each bear their own costs in connection with the arbitration proceeding. Notwithstanding the foregoing, the Company shall bear 100% of the aggregate fees and expenses of the arbitrators.

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         16. HEADINGS. The headings of sections and subsections of this
Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         17. ACCOUNTING. If the Executive breaches or threatens to breach the covenants contained in Sections 9 and 10, the Company shall have the right to seek relief from an arbitration panel or a court of law to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of the covenants contained in Sections 9 and 10 hereto.

         18. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written below.

INET TECHNOLOGIES, INC.


By:      /s/ Elie Akilian                         Date:    August 30, 1999
         -------------------------------                ---------------------
Name:        Elie Akilian
         -------------------------------
Title:   President and Chief Executive
         Officer
         -------------------------------

EXECUTIVE

/s/ Luis Pajares                                  Date:    August 30, 1999
----------------------------------                      ---------------------
Luis Pajares


EXECUTIVE EMPLOYMENT AGREEMENT - PAGE 10